                               MINNEAPOLIS WEST

                                BUSINESS CENTER

                                     LEASE

This Lease is entered into as of, March 17, 1995 between MEPC AMERICAN
                                  --------------
PROPERTIES INC., a Delaware corporation ("Lessor") and DIAMOND BRANDS
                                                       --------------
INCORPORATED, a Minnesota Corporation ("Tenant").
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1. Definitions.  In this Lease:
   -----------

     (a) "Building" means the building at 1660 South Highway 100, St. Louis Park, Minnesota, located on the Land, commonly known as the Parkdale Plaza Building,.


     (b) "Premises" means the space referred to as Suite No. 590 on the fifth floor of the Building, which space is shown crosshatched on the drawing attached to this Lease as Exhibit A, and which for purposes of this Lease will be deemed to contain 3874 square feet regardless of actual measurements,

     (c) "Term" means the period of five years and no months, beginning on May 1, 1995 and ending on April 30, 2000, subject to the provisions of
          Section 7 and the other provisions of this Lease.

     (d)  "Commencement Date" means the first day of the Term.

     (e) "Monthly Base Rent" means $3,228.00 per month, which amount will not change during the Term unless space is added to or deleted from the Premises as provided in this Lease or by written amendment of this Lease.

     (f) "Costs" means the estimated monthly Tax Costs plus the estimated monthly Operating Costs.

     (g) "Monthly Rent" means the Monthly Base Rent plus the Costs. The initial Monthly Rent is $5,892.00, comprised of a Monthly Base Rent of $3,228.00 plus estimated monthly Operating Costs of $1,808 and estimated monthly Tax Costs of $856.00.

     (h) "Tenant's Share" means the percentage obtained by dividing the square foot area of the Premises by the total square foot area of the rentable office space in the Building, which percentage on the date of this Lease is 1.85% based on the number of square feet stated in paragraph (b) above and based upon a current total rentable square footage for the Building of 209,139 square feet.

     (i) "Operating Costs" means all costs, charges and expenses incurred by Lessor in connection with ownership, operation, security, maintenance and repair of the Land, the Building, other improvements on the Land, appurtenances to the Building, parking, roadways, landscaping, lighting, sidewalks, and common or public areas, including but not limited to real estate taxes and insurance on common areas, interior and exterior maintenance, insurance, utilities, fees or expenses for management by Lessor or any other parry, amortization of capital investments made to reduce Operating Costs, and amortization of repairs made to extend the life of the Building and other improvements. Operating Costs will not include mortgage interest, depreciation on the Building or fixtures, advertising expenses, real estate brokers' commissions or the cost of tenant improvements.

     (j) "Tax Costs" means all real estate taxes, levies, charges, and installments of assessments (including interest on deferred assessments) assessed, levied or imposed on, or allocated to, the Land and Building and all attorneys' fees, witness fees, court costs and other expenses of Lessor in connection with any proceeding to contest these amounts.

     (k) "Normal Business Hours" means 8:00 a.m. to 5:00 p.m. Monday through Friday and 8:00 a.m. to 1:00 p.m. on Saturdays, excluding Sundays and legal holidays.

     (1) "Lease" means this Lease, all Exhibits attached to this Lease, and all properly executed amendments, modifications and supplements to this Lease.

     (m)  "Section" means a section of this Lease.

     (n) "Exhibit" means an Exhibit attached to and thereby made a part of this Lease.

     (o)  "Land" means the land described on Exhibit B attached to this Lease.

     (p) "Taking" means acquisition by a public authority having the power of eminent domain of all or part of the Land or Building by condemnation or conveyance in lieu of condemnation.

     (q) "Casualty" means a fire, explosion, tornado, or other cause of damage to or destruction of the Building.

2.   Premises.
     --------

Lessor leases the Premises to Tenant, and Tenant leases the Premises from Lessor, for the Term, under the terms and conditions of this Lease.

3. Rent.
   ----

Tenant will pay the Monthly Rent to Lessor at P.O. Box 73547 Chicago, Illinois 60673-7547, or such other place as Lessor may designate, in advance on or before the Commencement Date and on or before the first day of each month during the Term, without demand, deduction or setoff. The Monthly Rent may change as the Costs are adjusted annually under Sections 4 and 5. Monthly Rent will begin on the Commencement Date. If the Term begins on a day other than the first day of a month, the Monthly Rent for that month will be prorated by multiplying the Monthly Rent by the number of days of that month included in the Term and dividing the product by the number of days in that month.

Any Monthly Rent or other amounts payable by Tenant to Lessor under this Lease which are not paid within 10 days after the date due will bear interest from the date due to the date paid at the rate of 18% per annum or the maximum rate of interest permitted by law, whichever is less, and the interest will be paid to Lessor on demand. In addition, Tenant will pay Lessor a $100 service charge for all Monthly Rent not paid by the 10/th/ day of the month for which it is payable, which service charge is to partially cover expense involved in handling delinquent payments. All amounts to be paid by Tenant to Lessor under this Lease will be deemed to be additional rent for purposes of payment and collection.

If any taxes, special assessments, fees or other charges are imposed against Lessor by any governmental unit or agency with respect to rentals under this Lease, Tenant will pay these amounts to Lessor when due, except that Tenant will have no obligation to pay any income tax on rentals unless the tax is imposed in lieu of real estate taxes.

4. Cost Adjustments.
   ----------------

The initial Monthly Rent is based in part on the estimated Operating Costs and Tax Costs. Prior to the first day of each calendar year after the date of this Lease, or as soon as reasonably possible after the first day of the year, Lessor will furnish Tenant with an estimate of the Costs if greater than the initial Costs, and the Monthly Rent will be increased by 1/12th of Tenant's Share of the difference between the initial estimate of Costs and the current estimate.


After the end of each calendar year, including the year in which the Term expires, Lessor will give Tenant a statement of the actual Costs for that calendar year. If the actual Costs exceed the estimated Costs for that year, Tenant will pay Tenant's Share of the excess to Lessor within 20 days after receiving the statement. If the actual Costs are less than the estimated Costs for that year, Lessor will pay Tenant's Share of the difference to Tenant with the statement. If Tenant does not give Lessor written notice within one year after receiving Lessor's statement that Tenant disagrees with the statement and specifying the amounts in dispute, Tenant will be deemed to have waived the right to contest the statement. Tenant will file no petition in Tax Court regarding the Tax Costs without Lessor's prior written consent. If Lessor contests Tax Costs and receives a refund or incurs additional Tax Costs after adjustments for actual Tax Costs have been made, the actual Tax Costs will be corrected accordingly and the appropriate adjustment will be made between Lessor and Tenant. The portion of Costs to be paid by Tenant for the years in which the Term begins and ends will be prorated by multiplying the actual Costs by a fraction, the numerator of which is the number of days of that year in the Term and the denominator of which is 365.

5. Cost Computations and Allocations.
   ---------------------------------

Notwithstanding any other provision of this Lease to the contrary, it is agreed that Lessor will in its reasonable discretion, determine from time to time, the method of computing and allocating Costs, the allocation of Costs to various types of space within the Building, and Tenant will be bound thereby. If the Building is not fully occupied during any partial or full year, an adjustment will be made in computing the actual Operating Costs for such year so that it is computed as though the Building had been fully occupied during that year.

6. Fiscal Year.
   -----------

The year used to determine Costs may be changed to a different 12-month period designated by Lessor. If the calendar year is changed to a fiscal year, or if a fiscal year is changed to a different fiscal year, prorations will be made for the estimated Costs and the actual Costs so that the same time period is used to determine each and so that Costs are not included in more than one time period.

7. Possession.
   ----------

If Tenant begins to conduct business in all or any portion of the Premises before the Commencement Date, Tenant will pay to Lessor Monthly Rent for the period from the date Tenant begins to conduct business in the Premises to the Commencement Date and all other provisions of this Lease will be applicable during that period.

If Lessor is delayed in delivering possession of all or any portion of the Premises to Tenant on the Commencement Date, Tenant will take possession of the Premises on the date when Lessor delivers possession of all of the Premises, which date will then become the Commencement Date, and the last day of the term will be extended so that the length of the Term remains the same. If the extended Term would end on a day other than the last day of a month, the Term will be further extended to the last day of the month in which the Term ends.

This Lease will not be void or voidable and Lessor will not be liable to Tenant for any loss or damage resulting from any delay in delivering possession of the Premises to Tenant, but unless the delay is principally caused by or attributable to Tenant, its employees, agents or contractors, no Monthly Rent will be due for the period prior to the date Lessor delivers possession of the Premises, unless Tenant elects to take possession of a portion of the Premises, in which case Monthly Rent will be due for the portion of the Premises taken. Tenant's occupancy of the Premises will constitute Tenant's acceptance of the Premises.

If Tenant pays the Monthly Rent and other charges and performs all of Tenant's obligations under this Lease, Lessor promises that Tenant may peaceably and quietly possess and enjoy the Premises under this Lease.

8.  Use.
    ---

Tenant will use the Premises for general business office purposes and for no
                                 --------------------------------
other purpose. Tenant will not commit or permit any act or omission which results in the violation of any law, governmental regulation, or insurance policy of Lessor, relating to the Building, or which will increase Lessor's insurance rates on the Building. Tenant will not permit any conduct or condition which may unduly disturb or endanger other occupants of the Building.

9.  Care of Premises.
    ----------------

Tenant will keep the Premises and the fixtures and equipment in the Premises in as good condition and repair as they were in at the time possession of the Premises is tendered to Tenant, except for ordinary wear and damage from fire or other casualty beyond Tenant's control. If Tenant fails to do so, Lessor may enter the Premises to perform the maintenance and repairs and charge the costs to Tenant, together with interest as provided in Section 3.

10. Building Rules.
    ---------------

Rules and Regulations for the Premises and the Building in effect on the date of this Lease are attached as Exhibit C. Lessor will have the right to adopt different or additional reasonable rules and regulations, and to rescind or amend the attached rules and regulations from time to time. Tenant will abide by the rules and regulations then in force and will cause Tenant's employees to observe and comply with them.

11. Compliance with Laws.
    --------------------

Tenant will, at its expense, promptly comply with all laws, ordinances, rules, orders, regulations and other requirements of governmental authorities now or subsequently pertaining to the Premises. Tenant will pay any taxes or other charges by any governmental authority on Tenant's property or trade fixtures in the Premises or relating to Tenant's use of the Premises.

12. Signs.
    ------

Lessor will provide Building standard signage for the Premises at Lessor's expense in an amount not to exceed $150.00. Tenant will not place or permit any other signs on the exterior or windows of the Building, or within the Premises if visible from the exterior of the Building or from hallways or other common areas of the Building, except lettering and numerals for identification purposes on or near doorways as approved in advance by Lessor.

13. Alterations.
    -----------

Tenant accepts the Premises in their present condition and Lessor will have no obligation to do any redecorating or remodeling or to make any repairs or alterations, except for the alterations, if any, shown on the attached Exhibit D.

Tenant will not make any alterations, additions or improvements in or to the Premises without first obtaining the written consent of Lessor. Tenant will get Lessor's prior written approval of any contractor or subcontractor who is to perform work on the Premises at Tenant's request. Lessor may require Tenant to post a bond, cash or other security to protect the Premises from mechanic's liens. All alterations by Tenant will be constructed with new materials, in a good and workmanlike manner, and in compliance with the plans and specifications approved by Lessor and all applicable laws, ordinances, rules, orders, regulations, or other requirements of governmental authorities. Tenant will pay for any labor, services, materials, supplies or equipment furnished or alleged to have been furnished to Tenant in or about the Premises, and will pay and discharge any mechanic's, materialmen's or other lien against the Premises resulting from Tenant's failure to make such payment, or will contest the lien and deposit with Lessor cash equal to 150% of the amount of the lien. If the lien is reduced to final judgment, Tenant will discharge the judgment and Lessor will return the cash deposited by Tenant. Lessor may post notices of nonresponsibility on the Premises as provided by law.

All alterations, additions and improvements to the Premises made at Lessor's or Tenant's expense, except movable office furniture and Tenant's movable trade fixtures and equipment, will become the property of Lessor upon installation and will be surrendered with the Premises upon termination of this Lease unless Lessor elects otherwise in writing.

14. Utilities and Services.
    ----------------------

Lessor will supply reasonable janitor service, elevator service (if elevators exist in the Building), heat and air conditioning appropriate to the season during Normal Business Hours, and electricity in reasonable amounts for ordinary office purposes. The cost of all such services will be a part of the Operating Costs, Lessor will not be liable for any loss or damage resulting from any temporary interruption of these services due to repairs, alterations or improvements, or any variation, interruption or failure of these services due to governmental controls, unavailability of energy, or any other cause beyond Lessor's control. No such interruption or failure of these services will be deemed as an eviction of Tenant or will relieve Tenant from any of its obligations under this Lease.

Except for payment of Monthly Rent, Tenant will not be required to pay for these services for ordinary office purposes, but Tenant will pay to Lessor any charges Lessor establishes for utilities or services provided outside Normal Business Hours at Tenant's request, or provided because of uses other than ordinary office uses.

15. Entry by Lessor.
    ---------------

Lessor and its agents and contractors and mortgagees will have the right to enter the Premises at reasonable times for inspecting, cleaning, repairing, or exhibiting the Premises, but Lessor will have no obligation to make repairs, alterations or improvements except as expressly provided in this Lease.

16. Relocation.
    ----------

Lessor may relocate Tenant in substitute leased premises of equal square footage and approximately equal configuration within the office complex known as Minneapolis West Business Center upon 60 days written notice to Tenant specifying the effective date of the relocation. If this is done, Lessor will provide Tenant with paint, wallcovering and carpeting comparable to those in the original location, and will move Tenant's office furnishings to the new location, all at Lessor's expense. If the then current base rental rate at the new location is less than the Monthly Base Rent, the Monthly Base Rent will be reduced accordingly. If the then current base rental rate at the new location is higher than the Monthly Base Rent, the Monthly Base Rent will not be increased. If Lessor requests Tenant to relocate and Tenant gives Lessor written notice of objection to relocation within 10 days after Lessor's notice, Lessor may withdraw the request for relocation by written notice to Tenant within 10 days after the notice from Tenant. If the request is not withdrawn by Lessor within the 10-day period, Tenant may terminate this Lease effective as of the relocation date specified in Lessor's original notice by written notice to Lessor within 10 days after expiration of the 10-day period for Lessor to withdraw its request to relocate Tenant.

17. Subordination.
    -------------

At the request of any mortgagee or ground lessor, this Lease will be subject and subordinate to any mortgage or ground lease which may now or hereafter encumber the Building, and Tenant will execute, acknowledge and deliver to Lessor any document requested by Lessor to evidence the subordination, Such subordination is on the condition that Tenant's right of possession of the Premises as provided in this Lease will not be disturbed by the mortgagee or ground lessor so long as Tenant is not in default under this Lease. If the interest of Lessor is transferred to any party by reason of foreclosure of a mortgage or cancellation of a ground lease, or by delivery of a deed in lieu of foreclosure or cancellation, Tenant will immediately and automatically attorn to such party. Tenant agrees that upon notification by Lessor or any mortgagee or ground lessor of the election of a mortgagee or ground lessor to subordinate its interest in the Premises to this Lease, this Lease will become prior to the mortgage or ground lease.

18. Estoppel Certificates.
    ---------------------

Within 10 days after written request from Lessor, Tenant will execute, acknowledge and deliver to Lessor a document furnished by Lessor, which document may be relied upon by Lessor and any prospective purchaser or mortgagee of the Building, stating (a) that this Lease is unmodified and is in full force and effect (or if modified, that the Lease is in full force and effect as modified and stating the modifications), (b) the dates to which rent and other charges have been paid, (c) the current Monthly Rent, (d) the dates on which the Term begins and ends, (e) that Tenant has accepted the Premises and is in possession,
(f) that Lessor is not in default under this Lease, or, if Lessor is in default, specifying any such default, and (g) including such other information as the prospective purchaser or mortgagee may require.

19. Waiver of Claims and Assumption of Risks.
    ----------------------------------------

Lessor and Tenant release each other from any liability for loss or damage by fire or other casualty covetable by a standard form of 'all risk" insurance policy, whether or not the loss or damage resulted from the negligence of the other, its agents or employees. Each party will use reasonable efforts to obtain policies of insurance which provide that this release will not adversely affect the rights of the insureds under the policies. The releases in this Section will be effective whether or not the loss was actually covered by insurance. Tenant assumes all risk of loss or damage of Tenant's property within the Premises, including any loss or damage caused by water leakage, fire, windstorm, explosion, theft, act of any other tenant, or other cause. Lessor will not be liable to Tenant, or its employees, for loss of or damage to any property in the Premises.

20. Indemnification.
    ---------------

Tenant will indemnify Lessor and its agents and employees against all claims, demands and actions, and all related costs and expenses (including attorneys' fees) for injury, death, disability or illness of any person, or damage to property, occurring in the Premises or arising out of Tenant's use of the Premises, except to the extent caused by the willful misconduct or negligence of Lessor or someone acting on its behalf.

21. Insurance.
    ---------

Tenant will keep public liability insurance in force at its expense by an insurer and policy acceptable to Lessor in its reasonable opinion, The policy will name Lessor and its mortgagee as additional insureds, for limits of at least $1,000,000 for bodily injuries or death of one or more persons and at least $100,000 for property damage, Tenant will carry fire and "all risk" coverage insurance for Tenant's property and improvements in the Premises. Tenant will deliver to Lessor the liability and casualty policies or certificates by the insurer showing this coverage to be in effect with premiums paid. The insurance will provide that Lessor will be notified in writing 30 days prior to cancellation of, material change in, or failure to renew, the insurance.

22. Assignmgnt and Subletting.
    -------------------------

Tenant may assign this Lease or sublet all or part of the Premises only with Lessor's prior written consent. If Tenant receives a bona fide offer for an assignment of Tenant's interest under this Lease or to sublease all or part of the Premises and Tenant requests Lessor's consent, a copy of the offer will be furnished to Lessor. In the case of a proposed assignment or sublease of all of the Premises, Lessor may terminate this Lease, either conditioned on execution of a new lease between Lessor and the party making the offer on the same terms as the offer to Tenant or without that condition. In the case of a proposed sublease for less than all of the Premises, Lessor may amend this Lease to exclude the portion of the Premises to be subleased, either conditioned on execution of a new lease between Lessor and the party making the offer on the same terms as in the offer to Tenant or without that condition.

If Lessor fails to give Tenant written notice of its decision to terminate or amend this Lease within 20 days after receiving a copy of the offer to Tenant, Lessor will not unreasonably withhold its consent to the assignment or sublease described in the offer. The provisions of this Section will be binding on Tenant and any assignee or subtenant of Tenant and will apply to all portions of the Premises remaining subject to this Lease and to each request by Tenant, or its assignee or subtenant, for Lessor's consent to a further or subsequent assignment or subletting.

If Lessor consents to one or more assignments or subleases, Tenant will still remain liable for all obligations of the Tenant under this Lease.

Lessor's interest in this Lease will be freely assignable and the obligations of the Lessor arising or accruing under this Lease after an assignment will be enforceable only against the assignee.

23.  Damage or Destruction.
     ---------------------

If the Premises or Building is damaged by Casualty, the damage (excluding damage to improvements paid for by Tenant or trade fixtures, equipment or personal property of Tenant) will be repaired by Lessor at its expense to a condition as near as reasonably possible to the condition prior to the Casualty, but if more than 25% of the total rentable area of the Building is rendered untenantable, Lessor may terminate this Lease as of the date of the Casualty by giving written notice to Tenant within 30 days after the Casualty. If this Lease is not terminated, Lessor will begin repairs within 90 days after the Casualty and complete the repairs within a reasonable time, subject to acts of God, strikes and other matters not within the control of Lessor. If Lessor fails to begin and proceed with repairs as required, Tenant may give Lessor notice to do so.
If Lessor has not begun the repairs within 30 days after Tenant's notice, Tenant may terminate this Lease by written notice to Lessor within 15 days after expiration of the 30-day period. If this Lease is terminated because or the Casualty, rents an(i other payments will be prorated as of the termination and will be proportionately refunded to Tenant or paid to Lessor, as the case may be. During any period in which the Premises or any portion of the Premises is made untenantable as a result of the Casualty, the Monthly Rent will be abated for the period of time untenantable in proportion to the square foot area untenantable.

24. Eminent Domain.
    --------------

If there is a Taking of 25% or more of the Premises or 25% or more of the total rentable area of the Building, either party may terminate this Lease as of the date the public authority takes possession, by written notice to the other party within 30 days after the Taking. If this Lease is so terminated, any rents and other payments will be prorated as of the termination and will be proportionately refunded to Tenant, or paid to Lessor, as the case may be. All damages, awards and payments for the Taking will belong to Lessor irrespective of the basis upon which they were made or awarded, except that Tenant will be entitled to any amounts specifically awarded for Tenant's trade fixtures or equipment or as a relocation payment or allowance, If this Lease is not terminated as a result of the Taking, Lessor will restore the remainder of die Premises to a condition as near as reasonably possible to the condition prior to the Taking, the rent will be abated for the period of time the space is untenantable in proportion to the square foot area untenantable and this Lease will be amended appropriately to reflect the deletion of the space taken.

25.  Defaults.
     --------

If (a) Tenant defaults in the payment of rent or other amounts under this Lease and the default continues for 10 days after written notice by Lessor to Tenant,
(b) Tenant defaults in any other obligation under this Lease and the default continues for 30 days after written notice by Lessor to Tenant, (c) any proceeding is begun by or against Tenant to subject the assets of Tenant to any bankruptcy or insolvency law or for an appointment of a receiver of Tenant or for any of Tenant's assets, or (d) Tenant makes a general assignment of Tenant's assets for the benefit of creditors, then Lessor may, with or without terminating this Lease, cure the default and charge Tenant all costs and expenses of doing so, and Lessor also may reenter the Premises, remove all persons and property, and regain possession of the Premises, without waiver or loss of any of Lessor's rights under this Lease, including Lessor's right to payment of Monthly Rent. Lessor also may terminate this Lease as to all future rights of Tenant, without terminating Lessor's right to payment of Monthly Rent and other charges due under this Lease.

Tenant waives any right of restoration to possession of the Premises after reentry, notice of termination, or after judgment for possession. If this Lease is terminated under this Section, Tenant promises and agrees to pay all Monthly Rent and other charges due for the remainder of the original Term, and all attorneys' fees and other expenses. If Tenant defaults in any of its obligations under this Lease, it will promptly pay all costs (including attorneys' fees) of enforcing Tenant's obligations, whether or not this Lease is terminated and whether or not suit is brought. No right or remedy will preclude any other right or remedy, no right or remedy will be exclusive of or dependent upon any other right or remedy, and any right or remedy may be exercised independently or in combination.

If Tenant is in default and notice of termination of Tenant's right to possession has been mailed to Tenant at the Premises and it appears in Lessor's reasonable judgment that Tenant has abandoned or vacated the Premises, Lessor may reenter the Premises and retake possession without legal action, without relieving Tenant of the obligation to pay Monthly Rent or any other obligations under this Lease, and without any liability to Tenant for re-entry removal of Tenant's property.

26. Waiver of Lease Provisions.
    --------------------------

No waiver of any provision of this Lease will be deemed a waiver of any other provision or a waiver of that same provision on a subsequent occasion. The receipt of rent by Lessor with knowledge of a default under this Lease by Tenant will not be deemed a waiver of the default, Lessor will not be deemed to have wived any provision of this Lease by any action or inaction and no waiver will be effective unless it is done by expressed written agreement signed by Lessor. Any payment by Tenant and acceptance by Lessor of a lesser amount than the full amount of all Monthly Rent and other charges then due will be applied to the earliest amounts due. No endorsement or statement on any check or letter for payment of rent or other amount will be deemed an accord and satisfaction, and Lessor may accept such check or payment without prejudice to its right to recover the balance of any rent or other amount or to pursue any other remedy provided in this Lease. No acceptance of payment of less than the full amount due will be deemed a waiver of the right to the full amount due together with any interest and service charges.

27. Return of Possession to Lessor.
    ------------------------------

On expiration of the Term or sooner termination of this Lease, Tenant will return possession of the Premises to Lessor, without notice from Lessor, in good order and condition, except for ordinary wear and damage, destruction or conditions Tenant is not required to remedy under this Lease. If Tenant does not return possession of the Premises to Lessor, Tenant will pay Lessor all resulting damages Lessor may suffer and will indemnify Lessor against all claims made by any new tenant of all or any part of the Premises. Tenant will give Lessor all keys for the Premises and will inform Lessor of combinations on any locks and safes on the Premises. Any property left in the Premises after expiration or termination of this Lease or after the Premises have been vacated by Tenant will become the property of Lessor to dispose of as Lessor chooses.

28. Holding Over.
    ------------

If Tenant remains in possession of the Premises after expiration of the Term without a new lease, it may do so only with written consent by Lessor, and any such holding over will be from month-to-month subject to all the same provisions of this Lease, except that the Monthly Base Rent will be the Monthly Base Rent stated in Lessor's consent if a new Monthly Base Rent is stated, or double the Monthly Base Rent under this Lease if no new Monthly Base Rent is stated in Lessor's consent. Any holding over without Lessor's consent will be at double the Monthly Rent under this Lease. The month-to-month occupancy may be terminated by Lessor or Tenant on the last day of any month by at least 30 days' prior written notice to the other.

29. Security Deposit.
    ----------------

Tenant deposits $none with Lessor as a security deposit. Lessor may commingle the security deposit with other funds but will refund this amount to Tenant without interest on termination of this Lease, less any amounts necessary in Lessor's reasonable opinion to pay the cost of repair or restoration of the Premises to the condition required under this Lease or to cure any defaults of Tenant under this Lease.

30. Brokers.
    -------

Lessor and Tenant represent and warrant one to another that except as set forth by addendum attached to this Lease, neither of them has employed or otherwise used any broker or agent in relation to this Lease. Lessor will indemnify and hold Tenant harmless, and Tenant will indemnify and hold Lessor harmless, from and against any claims for brokerage or other commissions or fees arising out of any breach of the foregoing representation and warranty by the respective indemnitors.

31.  Notices.
     -------

Any notice under this Lease will be in writing, and will be sent by prepaid certified mail, or by telegram confirmed by certified mail, addressed to Tenant at the Premises and to Lessor at 1550 Utica Avenue South, Suite 120, St. Louis Park, Minnesota 55416, or to such other address as is designated in a notice given under this Section. A notice will be deemed given on the date mailed. Lessor's statements of Costs and other routine mailings to tenants need not be sent by certified mail.

32. Governing Law.
    -------------

This Lease will be construed under and governed by the laws of Minnesota. If any provision of this Lease is illegal or unenforceable, it will be severable and all other provisions will remain in force as though the severable provision had never been included.

33. Entire Agreement.
    -----------------

This Lease contains the entire agreement between Lessor and Tenant regarding the Premises. Tenant agrees that it has not relied on any statement, representation or warranty of any person except as set out in this Lease. This Lease may be modified only by an agreement in writing signed by Lessor and Tenant. No surrender of the Premises, or of the remainder of the Term, will be valid unless accepted by Lessor in writing.

34. Successors and Assigns.
    ----------------------

All provisions of this Lease will be binding on and for the benefit of the successors and assigns of Lessor and Tenant, except that no person or entity holding under or through Tenant in violation of any provision of this Lease will have any right or interest in this Lease or the Premises.

Lessor and Tenant have executed this Lease to be effective as of the date stated in the first paragraph of this Lease.


                                    Lessor:

                         MEPC AMERICAN PROPERTIES INC.

                         Its:  Senior Vice President
                               ---------------------
                         And

                         By:

                         Its:  Vice President
                               --------------

                         TENANT: DIAMOND BRANDS INCORPORATED

                         By:

                         Its:
                         And

                         By:

                         Its:

                                   EXHIBIT A



                                  FLOOR PLAN

                                   EXHIBIT B

                 LAND ON WHICH PARKDALE BUILDINGS ARE LOCATED


Tracts C, D, H and I, Registered Land Survey No. 1481, Files of the Registrar of Titles, Hennepin County, Minnesota.

                                   EXHIBIT C

                             RULES AND REGULATIONS


1. Tenant will not use the Premises in any manner which conflicts with any law, ordinance, or governmental rule or regulation now or subsequently in force.

2. Tenant will not install any awnings or other attachments or structures on the exterior of the Building.

3. Curtains, draperies or other window coverings will not be installed in the Premises without first obtaining written approval by Lessor of the exterior color and material.

4. No food will be prepared or cooked in the Premises without prior written consent by Lessor, and the Premises will not be used for housing, lodging, sleeping or for any immoral or illegal purpose.

5. Tenant will not connect any apparatus, equipment or device to the water lines in the Building without first obtaining the written consent of Lessor.

6. No electrically powered machines or equipment will be used by Tenant in the Premises except typewriters, adding machines, dictating equipment, personal computers, microwave ovens and similar small electric units, including
                                                                  ---------
     copiers and refrigerators.
     --------------------------

7. Tenant will not operate or permit to be operated in the Premises any musical or sound producing instrument or device which can be heard outside the Premises,

8. Tenant will not bring into the Building any pollutants, contaminants or hazardous substances (as now or later defined under state or federal law) or any items likely to cause fire or explosion. Lessor understands that
                                                      -----------------------
     Diamond Brands will have samples of its products on the Premises including
     --------------------------------------------------------------------------
     matches, toothpicks, ice cream and corn dog sticks and other miscellaneous
     --------------------------------------------------------------------------
     woodenware products.
     --------------------

9. Tenant will not bring or permit to be brought into the Building any animals or birds.

10. Tenant will not disturb, solicit or canvass any occupant of the Building and will cooperate to prevent same.

11. Tenant will not use any power for the operation of any equipment or device other than electricity provided by Lessor.

12. Tenant will refer to Lessor all contractors or installation technicians rendering any service for Tenant for approval by Lessor before any contractual services are performed. This will include but is not limited to installation of telephone or telegraph equipment, electrical devices and attachments, and any installations affecting floors, walls, woodwork, trim, windows, ceilings, equipment or other portions of the Building.

13. The work of the janitor or cleaning personnel after 5:00 p.m. will not be hindered by Tenant, and the windows may be cleaned at any time. Tenant will provide adequate waste and rubbish receptacles to facilitate cleaning services.

14. Movement in or out of the Building of furniture or office equipment, or the sending or receipt by Tenant of merchandise or materials which requires use of elevators or stairways or movement through Building entrances will be restricted to hours designated by Lessor, All such movement will be as directed by Lessor and will be done in a manner approved by Lessor in advance. Tenant assumes all risk of damage to any items moved and for any injury to any person or property, and Tenant will indemnify Lessor against any resulting, loss or damages.

15. Lessor will not be responsible for any property, equipment, money or jewelry lost or stolen from the Premises or the public areas of the Building, regardless of whether or not the loss occurs when the Premises are locked.

16. Lessor may designate the maximum weight and proper position of any heavy equipment, including safes and large files to be placed in the Building, and only those which in the opinion of Lessor will not damage the floors, structures or elevators may be moved into the Building.

17. Any damage in connection with the moving or installing of Tenant's furniture, equipment, appliances or other articles will be paid for by Tenant.

18. Lessor may permit entrance to the Premises by use of pass keys controlled by Lessor or its employees, contractors or service personnel, for the purpose of performing Lessor's janitorial services.

19. Lessor may at its option set aside a parking area to be used by Tenant and its employees, which area will be used by Tenant and its employees to the exclusion of other areas.

20.  Tenant may have no vending machines in the Premises.

                                  EXHIBIT 'D'

                            LEASEHOLD IMPROVEMENTS
                                                                 DATE: 03.17.95.
RE:   DIAMOND BRANDS INCORPORATED
      PARKDALE PLAZA, SUITE 590

GENERAL NOTES:
1.    WALL CONSTRUCTION:

                           Existing walls.

                           Walls to be removed.

                           Typical tenant partition; .5" gypsum board each side of 2.5" steel studs, walls to extend to u/s of ceiling only.

                           Tenant demising wall; .5" gypsum board each side of 2.5" steels studs, walls to extend to u/s of structure above.

                           Corridor wall, 1 HR. RATED; .5" type "C" gypsum board each side of 2.5" steel studs, walls to extend to u/s of structure above. Note: Stud space in all walls to be filled with thermal fiber 1.5" acoustical batt.

2. All plan dimensions are approximate. Verify existing conditions and dimensions before construction begins.

3. Demolish all existing walls/electrical in conflict with new Tenant layout, FROM CONCRETE SLAB TO CONCRETE SLAB.

4. Front entry and sidelight shall be MEPC Building standard oak with 3' oak framed sidelight. Assembly shall provide 2OMN rated protection into the common corridor, with rabbited stops, smoke gasket, automatic door closer, and lever lockset.

5. Doors and frames shall be new and reused, solid core, oak veneer, 3', building standard, finished to MEPC building standard.

6.   Modify existing ceiling tile and grid to suit new Tenant layout.

7. HVAC shall be modified to suit new Tenant layout as per MEPC building standards with existing building equipment.

8. Lighting shall be modified to suit new Tenant layout with building standard light fixtures, and shall maintain illumination level of 50-60 foot candles at desk level throughout the premises. All rooms shall have switches to control their appropriate lighting fixtures.

 LEASEHOLD IMPROVEMENTS, CONT.
                                                                       DATE:
                                                                       03.17.95.
RE:  DIAMOND BRANDS INCORPORATED
     PARKDALE PLAZA, SUITE 590

9.   Electrical: ALL NEW BOXES SHALL BE INSTALLED 18" AFF CENTERED

          WALL OUTLET

          WALL TELEPHONE
          (Empty J-box 18" AFF, .5" conduit to ceiling plenum)

          SWITCH

          EXISTING ELECTRICAL

          EXISTING ELECTRICAL TO BE REMOVED.

     TELEPHONE/LAN EQUIPMENT & CABLING: Shall be provided and installed at Tenant's sole direction and cost.

10. Tenant shall provide at Tenant's sole expense, all telephone equipment, cabling and space within office for such equipment. All cabling passing through ceiling plenum shall be teflon sheathed and meet with all State and Local building codes. It shall be the responsibility of Tenant's contractor to adhere to building codes pertaining to any low-voltage cabling. Tenant shall provide all furnishings and equipment.

11. All existing cabling not meeting with current building codes shall be removed in its entirety "from the leasehold space, and any adjoining space through which cabling passes, by Lessor's contractor, at Lessor's expense.

12.  Floor covering and Wall covering shall be as shown on Plan P5, dated
     03.14.95. Color selections shall be made from Building standard books.

13. Provide and install plumbing, casework and shelving as shown on Plan P5, Page a2 and where shown on Plan P5, Dated 03.14.95.

                              ESTOPPEL CERTIFICATE



Parkdale Associates
C/o The Taylor Simpson Group
One Rockefeller Plaza, Suite 2300
New York, NY 10020 ("Purchaser")



     Re: Lease, identified within Paragraph 14 hereof (as amended, assigned, modified and supplemented within Paragraph 14 hereof, collectively, the "Lease'), between MEPC American Properties Inc. ("Owner') and the undersigned ("Tenant") relating to premises located in the building identified with Paragraph 14 hereof and located in St. Louis Park, Minnesota (the "Property")

Ladies and Gentlemen:

     The undersigned is the Tenant under the Lease. With tile understanding that
(i) Purchaser will rely upon the statements and representations made by Tenant herein in purchasing the Property and (ii) Purchaser will be seeking a lender to provide a loan to Purchaser which lender has not yet been selected (the "Lender") and Lender will rely upon the statements and representations made by Tenant herein in providing a loan to Purchase, Tenant hereby certifies, represents, warrants and confirms to Lender (with the same effect as if this certificate was addressed to Lender) and Purchaser and their respective successors and assigns, that, as of the date hereof,

1) The Lease sets forth all of the agreements and understandings of Owner and Tenant with respect to the portion of the Property demises under the Lease (the "Leased Premises"); there are no other written or oral agreements or understandings between Tenant and Owner with respect to the Leased Premises or the Property; Tenant has not subleased any portion of the Leased Premises except as described on Exhibit A attached hereto and has not assigned, whether outright or by collateral assignment, all or any portion of its rights Linder the Lease; the Lease is in full force and effect in accordance with its terms; a list describing the original lease and all of the amendments, assignments, modifications and supplements of or to the original lease are described within Paragraph 14 hereof-, and the Lease is not otherwise or further amended, assigned, modified or supplemented.

2) The Commencement Date (as defined in the Lease) is as set forth within Paragraph 15 hereof. The primary term of the Lease expires on the date set forth within Paragraph 15 hereof (the "Expiration Date"). Except as expressly set forth in the Lease, Tenant has no right to review, extend or reduce the Leased Premises nor any option, right of First offer, right of first refusal or any similar right with respect to leasing any portion of the Property. Tenant has not exercised any of the aforementioned rights which exist under the Lease except to the extent evidenced by one or more agreements which comprise(s) a part of the Lease.

     Tenant has accepted and is in possession or the Leased Premises, without reservations Owner and Tenant have fulfilled and compiled with all conditions precedent to the acceptance and possession of the Leased Premises by Tenant; any and all improvements required to be furnished by Owner to Tenant by the terms of the Lease have been completed and furnished to the full satisfaction of Tenant; and all duties of Owner of an inducement nature under the Lease have been fully performed by Owner. Owner has paid all costs and expenses, if any, which the Lease requires Owner, as landlord, to pay to or on behalf of Tenant. All expenditures have been made and costs paid that are required of Tenant under the Lease for the construction of such improvements.

3) The execution of the Lease by Tenant was duly authorized and the Lease was properly executed. No notice describing or alleging any default in the performance of either Tenant's or Owner's obligations under the Lease has been delivered or received by Tenant. To the best of Tenant's knowledge, no default by Owner or Tenant in the performance of the Lease to be by them respectively performed exists on the date hereof, and no facts, conditions, events or nonevent exist which, after the passage of nine, giving of notice or both would constitute a default under the Lease on the part of either Owner or Tenant, the right to cancel or terminate the Lease or reduce the Leased Premises.

4) To the best of Tenant's knowledge, there are no events currently existing which give Tenant the right to cancel or terminate the Lease or reduce the Leased Premises.

5) Tenant does not now have any claim, counter-claim, abatement, allowance or credit against Owner which might be set-off against or reduce past, current or future rents due under the Lease or which might be used as a defense to enforcement of the Lease. Upon Purchaser's purchase of the Property and absent a future default under the Lease by Purchaser, as lessor under the Lease, Tenant is obligated to pay all sums due and payable to Purchaser pursuant to the terms of the Lease throughout the term of the Lease without set off, discount, reduction or relief due to any rental concession, abatement, credit or otherwise.

6) No rents have been prepaid under the Lease, except for the normal prepayment thereof for no more than one (1) month in advance nor will Tenant pay any rent more than one (1) month in advance.

7) The Monthly Base Rent (as defined in the Lease) payable under the Lease, is currently in the amount set forth within Paragraph 15 hereof attached hereto and has been paid through the date set forth within Paragraph 15 hereof-. The current Tenant's Share (as defined in the Lease) of estimated Additional Cost (as defined in the Lease) payable under the Lease is currently in the amount set forth within Paragraph 15 hereof and has been paid through the date set forth within Paragraph 15 hereof+.

8) Tenant acknowledges, confirms and conclusively agrees that the Leased Premises consist of the number of net rentable square feet set forth within Paragraph 15 hereof and Tenant's Share is the percentage stated within Paragraph 15 hereof.

9) Tenant has paid Owner a security deposit (the "Security Deposit") in the amount stated within Paragraph 15 hereof and no portion of the security deposit has been applied against amounts owing pursuant to the Lease. Tenant has no claim against Owner for any other deposits or sums.

10) Tenant has not been granted and has not exercised any options or rights of purchase concerning all or any portion of the Property.

11) There has not been filed by or against nor, to the best knowledge of Tenant, is there threatened against or contemplated by Tenant, a petition in bankruptcy, voluntary or otherwise, any assignment for the benefit of creditors, any petition seeking reorganization or arrangement under the bankruptcy laws, of the United States or of any state thereof, or any other action brought under said bankruptcy laws.

12) Unless otherwise indicated on within Paragraph 15 hereof ("the "Tenant's Current Notice Address"), the address for notices to be sent to Tenant is as set forth in the Lease.

13) Tenant understands that Purchaser will assign the Lease to Lender and agrees that if Lender so requests by written notice pursuant to such assignment, Tenant will pay all rents and other charges due and payable under the Lease directly to Lender.

  * Said date to be no earlier than the last day of the month prior to the month in which the Closing occurs unless and to the extent said arrears are set forth in the Submission Matters (as defined in the Contract).

  + Said date to be no earlier than the last day of the month prior to the month in which the Closing occurs unless and to the extent said arrears are set forth in the Submission Matters (as defined in the Contract).

14) The term "Lease" shall mean the aggregate of the following: Lease dated March 17, 1995, between MEPC American Properties Inc. and Diamond BRANDS Incorporated. Located at 1660 South Highway 100 in the building commonly known as the Parkdale Plaza Building.

15)  The following relevant facts concern the Lease:

Conunencement Date: 05/01/95

Expiration Date: 04/30/00

Monthly Base Rent: $3,228.00
Monthly Base Rent has been paid through April , 1997
Tenant's Share of current estimated monthly Additional Costs: $3,078.00 Tenant's Share of current estimated monthly Additional Costs has been paid through April, 1997

     Leased Premises consists of: 3,874 net rentable square feet.

     Tenant's Share: 1.85 %
                     ----

     Security Deposit: -0-

     Tenant's Current Notice Address:
          Mr. Thomas Knuesel
          Diamond Brands, Inc.
          1800 Cloquet Avenue
          Cloquet, MN  55720

16) The agreements, certification and covenants of Tenant hereunder shall inure to the benefit of Lender and Owner and their respective heirs, executors, administrators, personal representatives, successors and assigns, including any purchaser of the Leased Premises or the Property at a foreclosure sale or pursuant to a deed-in-lieu of foreclosure or otherwise.

17) The person signing this letter on behalf of Tenant is a duly authorized agent of the Tenant.

     AGREED TO THIS  8/TH/ DAY OF MAY 1997.


                                     (TENANT]


                                     By:

                                     Its:

                       EXHIBIT A TO ESTOPPEL CERTIFICATE

            [Insert a description of approved sublease(s), if any]


Tenant is in compliance with all of its obligations under all of the above-mentioned subleases (collectively, the "Sublease") and has neither received nor delivered a notice alleging a default of any party's obligations under the Sublease; to the best of Tenant's knowledge, no default by Tenant or any party under the Sublease in the performance of the Sublease to be by them respectively performed exists on the date hereof and no event has occurred which, after the passage of time, giving of notice or expiration of any notice, grace or right to cure period, would constitute a default under the Sublease. Owner has approved the Sublease and the subtenants(s) thereunder.